EXHIBIT 14(A)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Managers and the Owners of Variable Annuity
  Contract of Tactical Growth and Income Stock Account for Variable Annuities, Tactical Aggressive Stock Account for Variable Annuities, Tactical Short-Term Bond Account for Variable Annuities, each a series of The Travelers Insurance
  Company:

We consent to use of our report dated February 17, 2005, incorporated herein by reference, in this registration statement for Tactical Growth and Income Stock Account for Variable Annuities, Tactical Aggressive Stock Account for Variable Annuities, and Tactical Short-Term Bond Account for Variable Annuities, each a series of The Travelers Insurance Company and to the reference to our firm under the heading "Availability of Additional Information about the Accounts and Portfolios" in the Combined Prospectus/Proxy Statement.


                                                                    /s/ KPMG LLP


New York, New York
January 26, 2006